This AMENDED AND RESTATED OPERATING AGREEMENT is made as of the 15th day of April, 2002 by and among OLP RABRO DRIVE CORP., a New York corporation having an office at Suite 303, 60 Cutter Mill Road, Great Neck, New York 11021 ("OLP" or "Manager") and MELISSA FISHMAN, an individual having an address at 9 Gifford Lake Drive, Armonk, New York 10504 ("Fishman", OLP and Fishman being sometimes individually referred to herein as a "Member" and collectively as the "Members").

                             W I T N E S S E T H :

      WHEREAS, the Members (or their predecessors in interest as the case may be) entered into that certain Operating Agreement dated July 16, 1996 (the "Original Agreement") relating to the operations of Elpans, L.L.C., a New York limited liability company (the "Company");

      WHEREAS, the Members entered into that certain First Amendment to Operating Agreement dated March 30, 1998; and

      WHEREAS, the Members now wish to amend and restate in its entirety the Agreement as amended, all in accordance with the terms herein set forth.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto do hereby agree the Operating Agreement as amended is hereby restated in its entirety as follows:

                                   ARTICLE I

                             CERTAIN DEFINED TERMS

      As used herein, the following terms shall have the following meanings.

      1.1   "Act" shall mean the New York Limited Liability Company Act.

      1.2 "Cash Flow" in any fiscal year shall mean the net income in such period from operations of the Company determined on an accrual in accordance with GAAP consistently applied (and including Sale Proceeds or Refinancing Proceeds) plus (to the extent deducted for Federal income tax purposes):

            (a)   depreciation,

            (b)   amortization of capitalized costs,

            (c) other non-cash charges deducted in determining such net income, and

            (d) the net reduction in the amount of any reserves or escrows described in "(f)" and "(g)" below,

minus the following (to the extent included) for Federal income tax purposes):

            (e) principal payments on all secured and unsecured borrowings of the Company, loans and other indebtedness of the Company;

            (f) the amount of cash set aside for working capital, property replacement reserves or expenditures and any other reserves reasonably deemed necessary by the Manager; and

            (g) any other cash expenditures or payments into escrow accounts, or otherwise (except distributions or payments to Members) which have not been deducted in determining the net income of the Company for such fiscal period and which were not funded by borrowings.

      1.3 "Code" shall mean the United States Internal Revenue Code of 1986, as the same may be amended, the regulations promulgated thereunder ("Treasury Regulations"), and any corresponding provisions of subsequent law.

      1.4 "Manager" shall mean OLP, or any Person or Persons who, at the time of reference thereto, has been admitted as a successor to the interest of the foregoing as the Manager of the Company or as an additional Manager. Managers shall refer to all Managers then acting as such at the time of reference thereto.

      1.5 "Member" shall mean any Person (including the Manager) who is a member (including a Substituted Member) of the Company at the time of reference thereto. Members shall refer to all Members at the time of reference thereto.

      1.6 "Company" shall mean the company formed pursuant to this Agreement by the parties hereto, as said company may from time to time be constituted.

      1.7 "Percentage Interest" shall mean the percentages in the Company for each Member set forth on Exhibit B attached hereto.

      1.7 "Property" shall mean the real property consisting of the fee interest in the land located at 300 Gold Street, Brooklyn, New York and the buildings and improvements erected or which may be erected thereon and the personal property attached or appurtenant thereto or used in connection therewith together with all incidents of ownership attendant or appurtenant thereto, and the proceeds of any of the foregoing.

      1.8 "Refinancing Proceeds" shall mean the proceeds derived from a refinancing or financing of the Property.

      1.9 "Required Approval" shall mean the approval of Members with Percentage Interests equal to no less than 75%.

      1.10 "Sale Proceeds" shall mean the net proceeds derived from any Sale less (i) the expenses incurred in connection with the receipt or collection thereof, (ii) in the case of a condemnation, voluntary or involuntary conversion or insured casualty, such portion thereof as is required to repair, restore or replace the Property or any portion thereof and (iii) all amounts thereof applied in reduction of Company liabilities.

                                  ARTICLE II

                                   FORMATION

      2.1   Formation of Company.

      The Members have heretofore formed a New York limited liability company under and pursuant to the Act by filing Articles of Organization with the Department of State of the State of New York on August 7, 1995.

      2.2   Name and Principal Place of Business.

      The Company shall conduct its business and promote its purposes under the firm name of Elpans, L.L.C. or such other name or names as the Manager may from time to time select. The Company's principal office for the transaction of business shall be at Suite 303, 60 Cutter Mill Road, Great Neck, New York 11021, or such other place or places within or without the State of New York as the Manager may select.

      2.3   Purposes.

      Except as otherwise expressly provided herein, the purposes of the Company shall be to acquire, own, operate, develop, manage, lease and otherwise deal with the Property or any interest therein, to conduct such other business activities and operations as are consistent with and reasonably related to the foregoing purposes and, in connection therewith, to borrow money necessary or appropriate for the Company's business, to pledge, mortgage or otherwise encumber all or any part of the Property or any interest therein and any other assets of the Company and to sell, exchange or otherwise dispose of all or any part of the Property or any interest therein and any other assets of the Company for cash, stock, securities, evidences of indebtedness and other assets, or any combination thereof, upon such terms and conditions as the Manager from time to time may determine.

      2.4   Term.

      The term of the Company began as of the date of the filing of the Articles of Organization with the Department of State of the State of New York hereof and shall continue and extend to and including December 31, 2070, or until such earlier date as the Company shall be dissolved and terminated pursuant to the laws of the State of New York or Article XI hereof.

      2.5   Minimum Number of Members.

      There shall at all times be one or Members in the Company.

      2.6   Title to the Property.

      Title to the Property and to any other property, real or personal, owned by or leased to the Company shall be held in the name of the Company, or in the name of any nominee Manager may in its discretion designate.

                                  ARTICLE III

               CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; INTEREST

      3.1   Manager's Capital Contributions.

      The Manager has made all of the existing capital contributions to the Company.

      3.2   Fishman's Capital Contribution.

      Fishman has made no existing capital contribution to the Company.

      3.3   Capital Accounts.

      A separate capital account (each a "Capital Account") shall be maintained for each Member, which shall consist of such Member's Capital Contribution increased by his share of Company profits pursuant to Article IX hereof and not distributed to such Member and by any Additional Advances, and decreased by distributions to him by the Company pursuant to Sections 8.1 and 8.2 hereof, by his share of Company losses pursuant to Article IX hereof and by operation of Paragraph 3.6(a). Except as otherwise expressly provided herein, no Member shall be permitted to make any withdrawals from his Capital Account. Capital Accounts shall be maintained in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

      3.4   Interest and Right to Property.

      Except as expressly set forth herein, no interest or preferred return shall be paid on the Capital Contribution of any Member, nor shall any Member have the right to demand and receive property, other than cash, in return for such Member's Capital Contribution.

      3.5   Additional Advances.

      The Manager shall be permitted, if the Manager shall determine in its reasonable opinion that it is necessary or advisable that the Company have additional funds, to request of the Members that they contribute to the Membership such additional funds. Such additional funds actually received by the Company shall be referred to herein as the "Additional Advances" and individually as an "Additional Advance". Notwithstanding anything to the contrary set forth herein, no Member shall be required to make an Additional Advance.

      3.6   Failure to Contribute Additional Advances.

      If a Member fails to timely contribute its full share of any Additional Advance called for pursuant to Paragraph 3.5, such failure shall not constitute a default under this Agreement and the sole and exclusive remedy of the contributing Members on account of such failure shall be as set forth elsewhere herein relating to a priority return with interest on the funds so advanced.

      3.7   Restoration of Negative Capital Accounts.

      In the event of a liquidation of the Company, any Member with a negative balance in its Capital Account shall pay over to the Company such amount as may be necessary to increase such Capital Account to zero.

                                  ARTICLE IV

                           SPECIAL POWER OF ATTORNEY

      4.1   Appointment of Manager.

      Each Member, upon his admission to the Company, hereby irrevocably makes, constitutes and appoints the Manager as his true and lawful attorney-in-fact, with power and authority in his name, place and stead, to make, execute, sign, acknowledge and file on behalf of the Company:

      a. The Articles of Organization of the Company or amendments to such Articles as may be required or permitted pursuant to the provisions of this Agreement or by applicable law;

      b. All certificates, documents and papers which may be deemed necessary or desirable by the Manager to effect the termination of the Company after its dissolution as provided in this Agreement; and

      c. All such other instruments, documents and certificates which may from time to time be required or permitted by the laws of any state, the United States of America, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid and subsisting existence, rights and property of the Company as a Company and its power to carry out its purposes as set forth in this Agreement.

      4.2   Terms of Appointment.

      The foregoing appointment:

      a. Is irrevocable and shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Members will be relying upon the power of the Manager to act as contemplated by this Agreement in such execution, acknowledgement and filing and such other actions by the Manager on behalf of each Member;

      b. Shall survive the death, incapacity or Bankruptcy of any Member (other than Manager) granting the same and the transfer, by operation of law or otherwise, by any such granting Member of the whole or any part of his interest in and to the Company, its capital, profits or losses hereunder; and

      c. May be exercised by the Manager on behalf of each Member by a facsimile signature of the Manager or by listing all of the Members executing any instrument with a single signature of the Manager as attorney-in-fact for all of them.

      4.3   Separate Form.

      Each Member, hereby agrees to execute, acknowledge and deliver to the Manager, promptly upon request therefor by the Manager, a power of attorney in recordable form satisfactory to the Manager evidencing the foregoing appointment.

                                    ARTICLE V

                MANAGEMENT; RIGHTS OF MEMBERS; FEES AND EXPENSES

      5.1   Management.

      Except as otherwise expressly provided for herein and subject to the restrictions contained in Section 5.4 hereof, (a) the business affairs of the Company (customary and extraordinary) shall be managed by the Manager; (b) the Manager shall have the exclusive right and power (without the consent of any other Member) to manage the business affairs of the Company (customary and extraordinary) and to manage, operate and control the Company and the Property, to do all things necessary or appropriate to carry on its business and purposes, including, but not limited to, the right to enter into agreements to manage, sell, mortgage and/or lease the Property with Persons who may or may not be affiliated or related to any Member and is hereby authorized to take any action of any kind and to do everything it deems necessary in accordance with the provisions of this Agreement.

      5.2   No Fees.

      Manager shall not be entitled to receive any fees or other compensation from the Company for its services rendered solely in its capacity as Manager.

      5.3   Reimbursement for Company Expenses.

      Manager shall be entitled to reimbursement by the Company for all out-of-pocket expenses reasonably paid or incurred by it, or in connection with the discharge of its obligations under this Agreement or otherwise reasonably paid or incurred by it on behalf of the Company.

      5.4   Restrictions on Authority of the Manager.

      Notwithstanding the grant of authority to the Manager under Section 5.1 hereof, without Required Approval, the Manager shall not:

            (i)    sell the Property to an affiliate of Manager.

      5.5   Manager's Time.

      Manager shall devote to the affairs of the Company so much of its time as Manager in its sole discretion deems necessary or advisable to carry on the Company's business.

      5.6   Non-Exclusivity.

      Any Member, including OLP and Fishman, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage and development of real property (competing or non-competing with the Property), and neither the Company nor any Members thereof shall have any right by virtue of this Agreement to participate in any way in any such independent ventures (whether presently existing or hereafter established or created) or to the income, profits or losses derived therefrom. The fact that a Member or any member of his family is employed by, or is directly or indirectly interested in or connected with, any Person with which the Company transacts business shall not prohibit the Managers from dealing with such Person, and neither the Company nor any Members thereof, as such, shall have any rights in such Person, or to any income, profits or losses derived therefrom. Manager shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character which, if presented to the Company could be taken by the Company and Manager shall have the right to take for his own account (individually or as trustees), or to recommend to others including affiliates any such particular investment opportunity.

      5.7   No Liability and Indemnity.

      Manager shall not be liable, responsible or accountable to the Company or any Member for any act or omission performed or omitted pursuant to the authority granted to him or it hereunder or by law, or for a loss resulting from any mistake or error in judgement on its part or from the negligence, dishonesty, fraud or bad faith of any employee, broker or other agent of the Company, provided that such act or omission, such mistake or error in judgement or the selection of such employee, broker or other agent, as the case may be, did not result from the willful misconduct, gross negligence or fraud of such Manager. A Manager may consult with legal counsel and any action taken or omitted in good faith in reliance upon and in accordance with the opinion or advice of such counsel shall be full protection and justification of a Manager with respect to the action so taken or omitted. The Company shall indemnify, defend and save harmless, solely from Company assets, Manager from any loss, damage, liability or expense incurred or sustained by him or it by reason of any act performed, omitted to be performed for or on behalf of the Company and in furtherance of its interest, but this indemnity shall not be applicable to loss, damage, liability or expense resulting from the willful misconduct, gross negligence or fraud of Manager, nor shall it be construed as a guaranty of the Capital Contributions of a Manager to the Company.

      5.8   Reliance by Third Parties.

      Third parties dealing with the Company may rely conclusively upon the power and authority of Manager to act as set forth herein and shall not be required to inquire into or ascertain the authority of Manager to so act.

                                  ARTICLE VI

                               RIGHTS OF MEMBERS

      6.1   No Right to Participate in Management.

      Members (other than Manager) shall have no right to, nor shall they take any part in or interfere in any manner with the conduct, control or management of the Company's business and shall have no right or authority to act for or bind the Company, said powers being vested solely and exclusively in Manager.

      6.2   Limited Liability.

      No Member (including Manager) shall be liable for the debts, liabilities, losses, contracts or any other obligations of the Company. A Member (including Manager) shall be liable only to make his Capital Contribution and shall not be required to lend any funds to the Company or, after his Capital Contribution shall have been paid, to make any further Capital Contribution to the Company. No Member (including Manager) shall have any personal liability for the repayment of the Capital Contribution of any Member.

      6.3   Restrictions on Members.

No Member shall have the right or power to:

      a. Withdraw or reduce his Capital Contribution to the Company except as a result of the dissolution of the Company or as otherwise provided by law;

      b. Bring an action for partition against the Company; or

      c. Cause the termination and dissolution of the Company by court decree or otherwise (except in compliance with this Agreement).

Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Member must be returned.

      6.4   REIT Qualifications.

      The Members acknowledge that OLP is a qualified Real Estate Investment Trust subsidiary for federal income tax purposes. Notwithstanding anything to the contrary herein provided, no member may commit, permit or omit to do any act or thing that would jeopardize such tax status of OLP.

                                  ARTICLE VII

                         TRANSFER OF MEMBER INTERESTS

      7.1   Withdrawal of Members.

      Except as otherwise provided herein, no Member (other than Manager) may resign, withdraw or retire voluntarily from the Company or sell, transfer, assign, pledge, encumber or otherwise dispose of (hereinafter collectively called "Transfer") his interest in the Company, its capital, profits and losses (hereinafter called "Interest").

      7.2   Additional Members.

      Except as otherwise provided herein in Sections 7.3 or 7.4, additional Members may only be admitted to the Company with the prior written consent of Manager.

      7.3   Transfers by Members.

      a. Each Member shall have the right to Transfer all or any part of his or its Interest to (i) another Member, (ii) if held by an individual then to his spouse, children, grandchildren or a trust or trusts for the benefit of one or more of the foregoing, or (iii) an Affiliated Entity, as hereinafter defined; provided, however, that, prior to making any such Transfer, the proposed transferor shall furnish to the Company an opinion of his counsel (in form and substance acceptable to counsel for the Company) to the effect that such Transfer shall not (1) violate or cause the Company to violate any applicable Federal, state or local securities law, regulation or interpretive ruling, and
(2) shall not cause a termination of the Company for the purposes of any applicable Federal, state, or local tax law, regulation or interpretive ruling. As used in this Agreement, "Affiliated Entity" shall be (y) any corporation in which the transferring Member retains sufficient voting stock to elect directly or indirectly a majority of the board of directors of such corporation, or (z) any partnership or other entity in which more than fifty percent (50%) of the interests are owned by the transferring Member.

      b. Manager may freely assign all or part of its Interest to such parties as it determines; provided, however, that, prior to making any such Transfer, the proposed transferee shall furnish to the Company evidence satisfactory to Manager to the effect that such Transfer shall not (1) violate or cause the Company to violate any applicable Federal, state or local securities law, regulation or interpretive ruling, and (2) shall not cause a termination of the Company for the purposes of any applicable Federal, state, or local tax law, regulation or interpretive ruling.

      c. In the event that any Member at any time attempts to make a Transfer of his or its Interest in violation of the provisions of this Agreement, the other Members or any one of them, shall in addition to all other rights and remedies which they may have in law, in equity or under the provisions of this Agreement, be entitled to a decree or order restraining such attempted Transfer and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law, it being recognized and agreed that the injury and damage resulting from such a breach would be impossible to measure monetarily.

      7.4  Option to Purchase in Favor of Manager.

       a. Anything in this Agreement to the contrary notwithstanding, Manager may at any time may offer to purchase all or a part of the Interest of the other Members at a price per percentage Interest being acquired equal to 1% of 90% of the value of the Property as determined by an appraiser selected by Manager. To effectuate such option, Manager shall give notice in writing to the other Members (the "Proposal Notice") of its desire to purchase stating the price per Percentage Interest at which he is willing to purchase the other Members' Interest, which shall be paid in cash at the closing set forth in paragraph "c" of this Section 7.4. The Other Members, pro rata in accordance with their respective Percentage Interests, shall thereupon sell their Interest to Manager within thirty (30) days of the Proposal Notice.

      b. The other Members shall have no right to acquire the Interest of Manager or to cause or request that the Property be sold.

      7.5 Death, Withdrawal, Incompetence, Bankruptcy or Dissolution of Manager.

      The death, withdrawal, incompetence, Bankruptcy or dissolution of Manager shall not cause a dissolution of the Company. The death, withdrawal, incompetence, Bankruptcy or dissolution of the last acting Manager shall cause a dissolution of the Company unless the remaining Members exercise the right set forth in Section 11.2 hereof. The Interest of a deceased, withdrawn, incompetent, Bankrupt or dissolved Manager shall constitute a regular Member Interest (with, notwithstanding anything in this Agreement to the contrary, the same economic rights and preferences of such Manager Interest) and the transferee, legal representative or successors-in-interest, as the case may be, of such former Manager shall be admitted to the Company as a regular Member (and not a Manager) upon compliance with Section 7.7 hereof; provided, however, that in the event of the Bankruptcy of a Manager, if such representative or successor-in-interest shall not comply with Section 7.7 hereof, then the interest of such Bankrupt Manager shall be dealt with in accordance with applicable law at the earliest practicable time. Anything herein contained to the contrary notwithstanding, such reconstituted Interest shall not affect the rights of the Members as to distributions or return of their Capital Contributions or otherwise. Except as otherwise provided in this Agreement, no additional Managers shall be admitted to the Company.

      7.6   Death, Bankruptcy or Incompetence of a Member.

            The death, Bankruptcy or incompetence of a Member shall not cause a dissolution of the Company.

      7.7   Non-Complying Assignments.

      Any assignment, sale, exchange or other Transfer in contravention of any of the provisions of this

Article VII shall be void and ineffectual, and shall not bind or be recognized by the Company.

      7.8   Obligations of Successors.

      Any person who acquires an Interest in the Company by assignment or is admitted to the Company as a Substituted Member shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.

                                 ARTICLE VIII
                                 DISTRIBUTIONS

      8.1   Priority of Distribution of Cash Flow.


      Cash Flow of the Company as, when and to the extent available with respect to each fiscal year of the Company or any portion thereof shall be allocated and distributed to the Members in the following order of priority:

      1. First, to the reasonable and customary operating expenses of the Property (including without limitation but only to the extent deemed necessary or appropriate by Manager taxes, insurance premiums, debt service payments, reserves for future items, repairs, utilities, wages, snow removal, mangement fees, leasing fees, financing fees, landscaping and other customary operating expenses) and the Company (such as audit and other professional fees) and the payment of all expenses related to any capital transaction;

      2. Then, to the Members in repayment of interest on any Additional Advance (and any accrued but unpaid interest thereon) made by any such Member to the Company (over and above their respective Capital Contributions) computed at a rate (the "Advance Interest Rate") equal to the greater of
      (i) fifteen percent (15%) per annum or (ii) the prime rate of Citibank (or if unavailable then a comparable index chosen by the Manager) plus five percent (5%) per annum, adjusted monthly;

      3. Then, to the Members in repayment of any Additional Advance made by any such Member to the Company; and

      4. Then, any remaining sums to the Members on a pro rata basis in accordance with their respective Percentage Interests.


      8.2   Priority of Distribution of Refinancing Proceeds and Sales Proceeds.

      Refinancing Proceeds, Sale Proceeds and the proceeds upon the liquidation of the Company ("Capital Event Proceeds"), as, when and to the extent available with respect to each fiscal year of the Company or any portion thereof shall be allocated and distributed to the Members in the following order of priority:

      1. First, to the reasonable and customary expenses of the Company incurred in connection with obtaining such Capital Event Proceeds, including without limitation brokerage fees (including to affiliates of Manager), legal fees, title insurance costs, recording fees, transfer taxes, gains taxes and mortgage recording taxes;

      2. Then, to the funding of reserves for the Property to be held by the Manager in such amounts, if any, as the Manager shall determine;

      3. Then, to the prepayment of any indebtedness of the Company in such amounts, if any, as the Manager shall determine;

      4. Then, to the Members in repayment of interest on any Additional Advance (and any accrued but unpaid interest thereon) made by any such Member to the Company (over and above their respective Capital Contributions) computed at the Advance Interest Rate;

      5. Then, to the Members in repayment of any Additional Advance made by any such Member to the Company;

      6. Then, to OLP until OLP shall have received a rate of return of twelve percent (12%) per annum (the "Initial Return") on its Capital Account, which Initial Return shall be deemed to have accrued to the extent unpaid and be compounded monthly;

      7. Then, when the Initial Return shall have been paid in full, to OLP in reduction of its original Capital Account; and

      8. Then, any remaining sums to the Members on a pro rata basis in accordance with their respective Percentage Interests; provided, however, that if after taking into account the distribution that would be made pursuant to this Section 8.2(8) OLP shall not have received an internal rate of return of 15% (the "Preferred Return"), then the amount necessary so that OLP shall receive its Preferred Return in full shall be deducted from the amount that would otherwise have been paid to the other Members and such amount shall also be paid to OLP.

      8.3   Time for Distributions.

      Distributions shall be made from time to time and at such time or times as the Manager may determine.

                                  ARTICLE IX

                                  TAX MATTERS

      9.1   Tax Determinations.

      Manager shall make such determinations and allocations in respect of federal, state and local tax matters as it shall determine.

                                   ARTICLE X

                         RECORDS AND BOOKS OF ACCOUNT

      10.1  Records and Books of Account.

      Manager shall maintain or cause to be maintained such books and records as Manager shall determine appropriate in respect of the Company.

      10.2  Fiscal Year.

      The fiscal year of the Company shall end on December 31.

                                  ARTICLE XI

                                 DISSOLUTION;

                         LIQUIDATION; AND TERMINATION

      11.1  Dissolution.

      The Company shall be dissolved upon the first to occur of any of the following events;

      a.    The expiration of the term provided for herein;

      b. The death, withdrawal, Bankruptcy or incompetence of the last remaining Manager unless the Company's business is continued as provided in Section
      11.2 hereof;

      c. The sale of all or substantially all of its assets, and the collection and distribution of the proceeds thereof; or

      d.  Required Approval in writing for such dissolution has been obtained.

      11.2  Right to Continue the Company's Business.

      Upon the death, withdrawal, Bankruptcy, incompetence or dissolution of the last remaining Manager, the remaining Members acting unanimously shall have the right, but not the obligation, exercisable within thirty (30) days from such death, withdrawal, Bankruptcy, incompetence or dissolution to admit a new Manager to the Company upon such terms and conditions as they shall agree, and to elect to continue the Company's business, in a reconstituted form as herein provided. In such event, the Company shall not be dissolved but shall continue, and the Interest therein and thereto of the last remaining Manager shall be a regular Member's Interest with otherwise equivalent economic benefits (with, notwithstanding anything in this Agreement to the contrary, the same economic rights and preferences of such Manager Interest immediately prior to such reconstitution) and shall pass to such former Manager's successor-in-interest or legal representative, and such reconstituted Company shall have the exclusive right to use the Company's firm name and style.

      11.3  Liquidation.

      a. Upon the dissolution of the Company, Manager shall take or cause to be taken a full accounting of the Company's assets and liabilities as of the date of such dissolution and shall proceed with reasonable promptness to liquidate the Company's assets and to terminate its business. The cash proceeds from the liquidation, as and when available therefor, shall be applied and distributed in the order of priority set forth above in Section 8.2.

      b. The Manager shall administer the liquidation of the Company and the termination of its business. The Manager shall be allowed a reasonable time for the orderly liquidation of the Company's assets and the discharge of liabilities to creditors, so as to minimize losses resulting from the liquidation of the Company's assets.

      c. Anything herein contained to the contrary notwithstanding, a Manager shall not be personally liable for the return of any Member's Capital Contributions, or any part thereof. Any such return shall be made solely from the Company's assets.

      d. Except as otherwise provided herein, no dissolution or termination of the Company shall relieve, release or discharge any Member, or any of his successors, assigns, heirs or legal representatives, from any previous breach or default of, or any obligation theretofore incurred or accrued under any provision of this Agreement, and any and all such liabilities, claims, demands or causes of action arising from any such breaches, defaults and obligations shall survive such dissolution and termination.

      11.4  Termination.

      Upon compliance with the foregoing plan of liquidation and distribution, the Manager shall file or cause to be filed the appropriate termination documents required to effectuate the dissolution and termination of the Company and the Company thereupon shall be terminated.

                                  ARTICLE XII

                             STATUS OF THE COMPANY

      Anything in this Agreement to the contrary notwithstanding, it is expressly intended that the entity formed hereby be a limited liability company and taxed as a partnership by the applicable provisions of the Code, the rules and regulations promulgated thereunder, and other laws pertaining thereto, and that in every respect all of the terms and provisions hereof shall at all times be so construed and interpreted as to give effect to this intent. In the event that the Internal Revenue Service of the United States or any governmental authority having jurisdiction shall in any way or at any time determine that any provision or provisions of this Agreement affects the status of this entity as a limited liability company taxable as a partnership, then and in such event the Manager shall have the authority to and shall modify, amend or supplement the terms and provisions of this Agreement to the extent necessary to comply with the rules, regulations and requirements of the Internal Revenue Service of the United States or any other governmental authority having jurisdiction, in order that the entity formed hereby be treated as a limited liability company taxed as a partnership, be taxable as such, and the Members hereof taxable as partners of a partnership; which modification or amendment shall be retroactively applied to the date of this Agreement.

                                 ARTICLE XIII

                                 MISCELLANEOUS

      13.1  Arbitration.

      Except to the extent that the disputants agree in writing to any other method of resolution of a given dispute and except to the extent the resolution of any question is final, binding and conclusive upon the Members under the terms of this Agreement, any dispute arising among the Members, or any of them, or their successors-in-interest, or the estate of a deceased Member, concerning the meaning or interpretation of this Agreement, or the rights, duties, or obligations of the Members, including the successors-in-interest and the estate of a deceased Member, shall, with reasonable promptness, be submitted to and determined by arbitration by the American Arbitration Association in the City of New York, in accordance with its rules then in force and effect, and judgement upon any award rendered may be entered in any court having jurisdiction thereof, and any such party may, if he so elects, institute proceedings in any court having jurisdiction for the specific performance by any party of any such award.

      13.2  Notices.

      Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (hereinafter collectively referred to as a "Notice") shall be deemed given only if in writing and either (i) sent by certified or registered mail, postage prepaid and return receipt requested, or (ii) delivered by a reputable overnight carrier, delivery prepaid for delivery on the next business day, and in either case addressed to the Company at its then principal office and to the Member or Members to whom any such Notice is addressed at the addresses set forth on Exhibit C attached hereto. Notices sent by mail shall be effective three (3) business days following their deposit with the U.S. Post Office and notices sent by overnight courier shall be effective the next business day following their deposit with a reputable overnight carrier. Any Member may change its address set forth on Exhibit C by written notice to the Company and each Member and shall be effective ten (10) days following the effective date of the Notice provided that a notice of change of address of any Member shall not be deemed to have been given until actual receipt by the Company. Notices on behalf of the Company or any Member may be given by their respective attorneys.

      13.3  Entire Agreement.

      This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or otherwise, among the parties hereto with respect to the matters contained herein and (except as specifically noted herein) it cannot be modified or amended except with Required Approval.

      13.4  Waivers.

      Except as otherwise expressly provided herein, no purported waiver by any party of any breach by another party of any of his obligations, agreements or covenants hereunder, or any part thereof, shall be effective unless made in writing subscribed by the party or parties sought to be bound thereby, and no failure to pursue or elect any remedy with respect to any default under or breach of any provision of this Agreement, or any part thereof, shall be deemed to be a waiver of any other subsequent similar or different default or breach, or any election of remedies available in connection therewith, nor shall the acceptance or receipt by any party of any money or other consideration due him under this Agreement, with or without knowledge of any breach hereunder, constitute a waiver of any provision of this Agreement with respect to such or any other breach.

      13.5  Headings, Gender and Number.

      The section headings herein contained have been inserted only as a matter of convenience of reference and in no way define, limit or describe the scope or intent of any provisions of this Agreement nor in any way affect any such provisions. Where appropriate as used herein, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, the singular number shall be deemed to include the plural and the plural number shall be deemed to include the singular.

      13.6  Severability.

      Each provision of this Agreement shall be considered to be severable and if, for any reason, any such provision or provisions, or any part thereof, is determined to be invalid and contrary to any existing or future applicable law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, but this Agreement shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted; provided, however, that the status of this Company, as a limited liability company taxed as a partnership, shall not be prejudiced.

      13.7  Counterparts.

      This Agreement may be executed in one or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

      13.8  Benefit.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators and successors, but shall not be deemed for the benefit of creditors of any other persons, nor shall it be deemed to permit any assignment by a Member of any of his rights or obligations hereunder except as expressly provided herein.

      13.9  Further Actions.

      Each of the Members hereby agrees that he or it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms thereof.

      13.10  Interpretation.

      This Agreement and all matters pertaining thereto shall be governed by the laws of the State of New York, and particularly the Act, without application to New York's conflict of law provisions. This Agreement shall not be construed against the party that caused the initial draft of this Agreement to be prepared as all parties hereto have had the opportunity to review and negotiate the form of this Agreement.

      13.11  No Third Party Beneficiaries.

      The provisions of this Operating Agreement are not intended to be for the benefit of any creditor or other person (other than a Member in his capacity as a Member)to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members; and no such creditor or other person shall obtain any benefit from such provisions or shall, by reason of any such foregoing provision, make any claim in respect of any debt, liability, or obligation against the Company or any of the Members.

      IN WITNESS WHEREOF, the Members have hereunto executed this Amended and Restated

Operating Agreement as of the day and year first above written.

                                    Manager:

                                    OLP RABRO DRIVE CORP.


                                    by:
                                        ----------------------------
                                    name:
                                         ---------------------------

                                    title:
                                         ---------------------------


                                    Other Member:

                                    --------------------------------
                                    Melissa Fishman

                                   EXHIBIT A

                      Percentage Interests of the Members.

                                         Percentage
                                         Interest in the
Members:                                 Company:
--------                                 --------
OLP Rabro Drive Corp.                     95.00%

Melissa Fishman                            5.00%

                                   EXHIBIT B

                             Addresses for Notice



Notices should be addressed as follows:

      if to OLP:              OLP Rabro Drive Corp.
                              Suite 303
                              60 Cutter Mill Road
                              Great Neck, New York  11021
                              attn:  David W. Kalish, Sr Vice President

      with a copy to:         Mark H. Lundy, Vice President
                              OLP Rabro Drive Corp.
                              Suite 303
                              60 Cutter Mill Road
                              Great Neck, New York  11021


      if to Fishman:          Melissa Fishman
                              9 Gifford Lake Drive
                              Armonk, New York 10504

      with a copy to:         David H. Cohen, Esq.
                              Moritt Hock and Hamroff
                              50 Clinton Street
                              Hempstead, New York  11550